UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2005

STEWART & STEVENSON SERVICES, INC.

(Exact name of Registrant as specified in charter)

Texas	0-8493	74-1051605
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2707 North Loop West
Houston, Texas		77008
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (713) 868-7700

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (1 7 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Lukens Employment Agreement

Stewart & Stevenson Services, Inc. (the “Company”) entered into an employment agreement with Max L. Lukens (“Mr. Lukens”) dated February 1, 2004 (the “Prior Employment Agreement”).  On December 23, 2005, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Lukens to remain President and Chief Executive Officer of the Company.  The Employment Agreement supersedes the Prior Employment Agreement.  The description below of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.

The term of the Employment Agreement begins December 23, 2005 (the “Commencement Date”) and ends February 1, 2010, subject to termination provisions therein (the “Term”).  From the Commencement Date until February 1, 2007, Mr. Lukens will be employed by the Company as President and Chief Executive Officer (the “Base Term”). During the last three years of the Employment Agreement, Mr. Lukens will be employed as an advisor to the senior executives of the Company and will be obligated to provide such advisory services no more than fifteen days per year (the “Ancillary Term”).

On or before December 31, 2005, Mr. Lukens will be paid $1,500,000 in consideration of the achievement of the performance goals established with respect to the contingent bonus award contemplated by the Prior Employment Agreement.

During the Base Term, Mr. Lukens will be paid an annual salary of $750,000 (the “Base Salary”).  At the end of the Base Term, Mr. Lukens will be eligible for a discretionary bonus (the “Discretionary Bonus”) of up to 100 percent (for target level performance) of his annual Base Salary during the Term (up to $750,000), which will take into account criteria specified in the Employment Agreement; provided, however, in the event there is a change of control as defined in the Severance Agreement (as defined below), the Discretionary Bonus shall be $750,000 (subject to the termination provisions of the Severance Agreement).

During the Ancillary Term, Mr. Lukens will be paid (the “Ancillary Term Compensation”) an annual salary of $35,000, and in the event Mr. Lukens and the Company agree to increase the time Mr. Lukens is obligated to provide services during such period, the Company will pay Mr. Lukens an additional $6,250 per day for such services.

If Mr. Lukens is employed by the Company on February 1, 2006, he will be granted on such date an option to purchase 5,000 shares of the Company’s Common Stock under the Company’s 1988 Nonstatutory Stock Option Plan, as amended to date (the “1988 Plan”), with the same terms specified in the option granted to Mr. Lukens pursuant to the Prior Employment Agreement, except as indicated in the first sentence of the section “2006 Option” below.

Mr. Lukens’ employment will terminate upon his death, and the Company may terminate Mr. Lukens’ employment due to a Disability (as defined in the Employment Agreement). During any period of Mr. Lukens’ Disability, prior to his termination of employment with the Company, he will continue to receive his Base Salary or Ancillary Term Compensation, as applicable, as if he were not Disabled until the term of the Employment Agreement has expired, subject to certain reductions for payments received as a result of such Disability.  Upon termination of Mr. Lukens’ employment for death or Disability, the Company will be obligated to pay a lump sum cash amount equal to the sum of (i) the Base Salary or Ancillary Term Compensation, as the case may be, through the Date of Termination (as defined in the Employment Agreement), (ii) any accrued vacation pay and (iii) any other amounts due to him as of the date of termination, in each case to the extent not yet paid (the “Accrued Obligation”), plus a pro rata portion to the Date of Termination of the aggregate value of the Discretionary Bonus based on certain specified assumptions and calculations (the “Pro-Rata Discretionary Bonus Payment”).

If Mr. Lukens’ employment is terminated by the Company for Cause (as defined in the Employment Agreement) or by Mr. Lukens without Good Reason (as defined in the Employment Agreement), the term of the Employment Agreement will expire on the Date of Termination, the Company will pay Mr. Lukens the Accrued Obligation, and the Company will have no further obligations to Mr. Lukens other than as required by law or the terms of employee benefit plans or stock option plans of the Company.

If Mr. Lukens’ employment is terminated by the Company without Cause or by Mr. Lukens for Good Reason, then:

•                                          the Company will pay Mr. Lukens the Accrued Obligation;

•                                          the Company will pay to Mr. Lukens a lump sum amount equal to the Base Salary and Ancillary Term Compensation (at the rate in effect as of the Date of Termination) for the remainder of the Base Term and the Ancillary Term;

•                                          all equity-based awards then held by Mr. Lukens will become fully vested and exercisable;

•                                          the Company will continue to provide to Mr. Lukens benefits under the Company’s benefit plans and arrangements (other than equity compensation and bonus plans) in which he is entitled to participate, to the extent legally permitted until the end of the Term, subject to certain limitations and notifications;

•                                          the termination of Mr. Lukens’ employment will be deemed a retirement under the 1988 Plan;

•                                          the Company will pay to Mr. Lukens a lump sum cash amount equal to the aggregate value of the Discretionary Bonus that he would have earned as of the last day of the Base Term, assuming the achievement, at the expected value target level, of the performance goals established with respect to such award (it being understood that such amount is $750,000); and

•                                          if Mr. Lukens’ employment is terminated before he has been granted the 2006 Option, then in lieu of granting such stock option the Company will pay to Mr. Lukens a lump sum cash payment equal to the Black-Scholes value, as reasonably determined by the Company as of February 1, 2006, of an option to purchase 5,000 shares of the Company’s Common Stock, assuming for this purpose the option was granted on February 1, 2006, the per share exercise price under the option is the fair market value of a share of the Company’s Common Stock on the date of Mr. Lukens’ termination and certain other specified terms and conditions (the “Cash Payment in Lieu of Option Grant”).

Mr. Lukens has agreed not to use or disclose confidential information obtained by him during his employment with the Company. In addition, during his employment and for a period of two years thereafter, Mr. Lukens has agreed not to solicit the Company’s employees, compete with the Company’s business or solicit the Company’s customers.

Lukens Severance Agreement

The Company entered into a Severance Agreement with Mr. Lukens dated February 1, 2004 (the “Prior Severance Agreement”).  On December 23, 2005, the Company entered into a Severance Agreement (the “Severance Agreement”), which supersedes the Prior Severance Agreement.  The Severance Agreement provides for payment of certain benefits to Mr. Lukens if his employment is terminated following a Change of Control (as defined in the Severance Agreement) of the Company.  The description below of the Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement filed as Exhibit 10.2 to this Current Report on Form 8-K.

The Severance Agreement became effective December 23, 2005 and continues through February 1, 2007 (the “Severance Term”).  Pursuant to the Severance Agreement, the Company will pay severance benefits to Mr. Lukens if his employment is terminated following a Change of Control and during the Severance Term unless his employment is terminated by the Company for Cause (as defined in the Severance Agreement), by reason of death or Disability (as defined in the Severance Agreement), or by Mr. Lukens without Good Reason (as defined in the Severance Agreement).  If Mr. Lukens meets the criteria for payment of severance benefits due to termination of his employment following a Change of Control and during the Severance Term as described above, he will receive the following benefits:

•                                          a lump sum cash payment equal to $2,250,000;

•                                          continuation of life, disability, accident and health insurance benefits and all perquisites until February 1, 2010;

•                                          notwithstanding any provision of his Employment Agreement, a lump sum cash payment equal to the aggregate value of the Discretionary Bonus that he would have earned as of the last day of the Base Term, assuming achievement, at the expected value target level, of the performance goals established with respect to such award (it being understood that amount being $750,000);

•                                          the termination of Mr. Lukens’ employment will be deemed a retirement under the 1988 Plan; and

•                                          if a Change in Control occurs prior to February 1, 2006, the Cash Payment in Lieu of Option Grant.

If any payment made by the Company to or for the benefit of Mr. Lukens would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Company is required to pay Mr. Lukens an additional amount to cover any such taxes and any interest or penalties imposed with respect to such taxes.

Following a Change in Control and during the Severance Term: (i) during any period that Mr. Lukens fails to perform his duties as a result of incapacity due to physical or mental illness, he will continue to receive his salary, compensation and benefits payable to him during such period, until his employment is terminated by the Company for Disability (as defined in the Severance Agreement), (ii) if Mr. Lukens’ employment is terminated for any reason, Mr. Lukens will receive his salary through the Date of Termination (as defined in the Severance Agreement) and his normal post-termination compensation and benefits as such payments become due, and (iii) upon termination of Mr. Lukens’ employment due to death or Disability, Mr. Lukens shall receive the Accrued Obligation and the Pro-Rata Discretionary Bonus Payment. Upon a Change in Control, all stock options, restricted stock and all other equity incentives held by Mr. Lukens will become immediately vested, exercisable and nonforfeitable and all conditions thereof will be deemed to have been satisfied.

2006 Option

If the 2006 Option is granted, the per share exercise price of the 2006 Option will be the fair market value of a share of Company Common Stock on February 1, 2006 and the option will be fully exercisable on February 1, 2007.  The 2006 Option, if granted, would terminate upon the earliest to occur of (i) February 1, 2016, (ii) the 30th day after Mr. Lukens’ employment is terminated for any reason other than death, Disability, Retirement, or for Cause (as such terms are defined in the 1988 Plan), (iii) the first anniversary of the termination of Mr. Lukens’ employment due to death, Disability or Retirement, or (iv) the date of termination of Mr. Lukens’ employment for Cause. If Mr. Lukens’ employment is terminated for any reason other than death, Disability, Retirement or Cause, the 2006 Option would not continue to vest after such termination of employment; provided, that notwithstanding the foregoing vesting schedule, upon Mr. Lukens’ death, Disability or Retirement prior to the expiration of the 2006 Option, the 2006 Option will be exercisable in full. Further, notwithstanding the foregoing vesting schedule or any provision of the 1988 Plan, upon the occurrence of a Change in Control prior to the expiration of the 2006 Option, the 2006 Option will be exercisable in full, and upon the termination of Mr. Lukens’ employment other than for “cause” or by Mr. Lukens for “good reason” (as such terms are defined in the Employment Agreement) prior to the expiration of the 2006 Option, the 2006 Option will be exercisable in full.  Any termination of Mr. Lukens’ employment by the Company without “cause” or by Mr. Lukens for “good reason” (as such terms are defined in the Employment Agreement) prior to the expiration of the 2006 Option will be treated as a Retirement for all purposes of the 1988 Plan and the stock option agreement.

Item 1.02.  Termination of a Material Definitive Agreement.

The Employment Agreement supersedes the Prior Employment Agreement, and the Severance Agreement supersedes the Prior Severance Agreement.  Please refer to Item 1.01 above.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Max L. Lukens and Stewart & Stevenson Services, Inc., effective as of December 23, 2005.
10.2	Severance Agreement by and between Max L. Lukens and Stewart & Stevenson Services, Inc., effective as of December 23, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEWART & STEVENSON SERVICES, INC.

Dated: December 29, 2005	By:	/s/ John B. Simmons
	Name:	John B. Simmons
	Title:	Senior Vice President, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	Employment Agreement by and between Max L. Lukens and Stewart & Stevenson Services, Inc., effective as of December 23, 2005.
10.2	Severance Agreement by and between Max L. Lukens and Stewart & Stevenson Services, Inc., effective as of December 23, 2005.